Exhibit 10.1

                     "TROPICAL FISH" DISTRIBUTION AGREEMENT

                                     between

FLEXIBLE SOLUTIONS LTD                   and     HELIOCOL LTD
2614 Queenswood Dr.                              2577 Do Miniac
Victoria, BC, Canada                             St Laurent, PQ, Canada

This agreement lays out the terms upon which Heliocol Canada earns and maintains exclusive distribution rights to the "Tropical Fish" swimming pool product manufactured by Flexible Flexible Solutions.

The geographic am covered by this agreement is North America excluding Mexico

Exclusive distribution is earned by paying for the first ardor of 60 000 "Tropical fish" in advance less the projected profit on this order which will be paid after successful delivery of the "fish". Exclusive distribution will be maintained in the event that Heliocol Canada meets the following sales performance levels.

In the year ending Feb. 28 1999 Heliocol Ltd. will order and pay for - 100 000 "fish"

In the year ending Feb. 29 2000 Heliocol Ltd. will order and pay for - 300 000 "fish"

In the year ending Feb. 28 2001 Heliocol Ltd. will order and pay for - 600 000 "fish"

A further three years of exclusive distribution can be maintained by:

         In the year ending Feb. 28 2002 Heliocol Ltd. will order and pay for the larger of either A) 600 000 times 1.2 (720 000) or B) 1.2 times the number of "fish ordered and paid for in the year ending Feb 28 2001.

         In the year ending Feb. 28 2003 Heliocol Ltd. will order and pay for a number of "fish" equal to the previous years total times 1.2.

         In the year ending Feb. 29 2004 Heliocol Ltd. will order and pay for a number of "fish" equal to the previous year's total times 1.2.

SALE OF FLEXIBLE SOLUTIONS LTD.

In the event that Flexible Solutions is sold the following must be part of the sales contract.

         1. A first refusal at the same price is granted to Heliocol Canada.

         2. Heliocol Canada's exclusive distribution contract with Flexible Solutions shall, be binding on the new owner(s).

         3. Heliocol Canada has a veto over a proposed sale to an entity Heliocol Canada reasonably believes may have intent to discontinue "Tropical Fish" sales.

         4. Heliocol Canada will sell it's veto for a reasonable premium arrived at by a mutually agreed upon mediator.


SALE OF "THE EXCLUSIVE DISTRIBUTORSHIP OF TROPICAL FISH" BY HELIOCOL CANADA LTD

         1. A first refusal at the same price is granted to Flexible Solutions.

         2. Heliocol Canada's sales performance minimums are binding on the new owner.

         3. The buyer of the exclusive distribution rights must advance to Flexible Solutions $1.00 US for each "fish" which must be bought that year in order to maintain the distribution agreement in good standing, These monies will be credited to future orders of "tropical fish" at a rate of $1.00 US per fish as the orders are made.

NEW SWIMMING POOL PRODUCTS DEVELOPED BY FLEXIBLE S

         It is agreed that Flexible Solutions will offer distribution rights on new products it may develop for swimming pools to Heliocol Canada for the same area as for "tropical fish" if sales performance by Heliocol is current as per this agreement.

FOR: HELIOCOL CANADA LTD.                          FOR: FLEXIBLE SOLUTIONS LTD.

         /s Ken Tait                               /s Dan O'Brien
         --------------------------------          -----------------------
         Ken Tait, President                       Dan O'Brien, President


         Date  June 1, 1998                        Date  05/07/98